UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 6, 2013

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers.

Transition Announcement

b) On December 6, 2013, John Ornell, Vice President, Finance and Administration and Chief Financial Officer, communicated his intention to transition to a reduced workload and resign as the Company’s Chief Financial Officer effective February 1, 2014. Mr. Ornell will then continue to serve the Company in an advisory capacity on a part-time basis.

Appointment

c) The Board of Directors of the Company has elected Eugene G. Cassis, who currently serves as Corporate Vice President of Worldwide Business Development and Investor Relations, to serve as the Company’s interim Chief Financial Officer effective February 1, 2014. Mr. Cassis has been with Waters Corporation for 33 years and has an extensive background in many financial, operational and technical areas of the Company. In addition to his significant experience in business development and investor relations, Mr. Cassis has held several senior positions within Waters, including President of Nihon Waters K.K., Tokyo, Japan and Liquid Chromatography – Mass Spectrometry (LC-MS) Business Unit Manager.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Waters Corporation press release dated December 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: December 11, 2013	By:	/s/ John Ornell
	Name:	John Ornell
	Title:	Vice President, Finance and Administration and Chief Financial Officer